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                                                                      Exhibit 4I






                              COLUMBIA ENERGY GROUP
                (FORMERLY NAMED "THE COLUMBIA GAS SYSTEM, INC.")

                                       AND

                    MARINE MIDLAND BANK, AS RESIGNING TRUSTEE

                                       AND

            THE FIRST NATIONAL BANK OF CHICAGO, AS SUCCESSOR TRUSTEE


              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

                            Dated as of March 1, 1999
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                              COLUMBIA ENERGY GROUP
              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
                            Dated as of March 1, 1999

                                TABLE OF CONTENTS



PARTIES........................................................................1

RECITALS.......................................................................1

ARTICLE I.    TRUSTEE SUCCESSION...............................................2

Section 1.01  Resignation of Trustee...........................................2
Section 1.02  Appointment of Successor Trustee.................................2
Section 1.03  Acceptance and Assurances by Successor Trustee...................2
Section 1.04  Confirmatory Assignment..........................................2
Section 1.05  Costs and Expenses...............................................2
Section 1.06  Y2K..............................................................3

ARTICLE II.   MISCELLANEOUS PROVISIONS.........................................3
Section 2.01  Definitions; Use of Terms in this Agreement......................3
Section 2.02  Effect of Table of Contents and Headings.........................3
Section 2.03  Trust Indenture Act to Control...................................3
Section 2.04  Counterparts.....................................................3
Section 2.05  Company Warranties and Representations...........................3

TESTIMONIUM....................................................................4

SIGNATURES.....................................................................4

ACKNOWLEDGEMENTS...............................................................6

EXHIBIT A     Form of Notice to Holders........................................1


                                        i
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                                     PARTIES

      THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of March 1, 1999 (herein "this Agreement") among COLUMBIA ENERGY GROUP, a Delaware corporation (formerly named "The Columbia Gas System, Inc. and hereinafter called the Company), MARINE MIDLAND BANK, a banking corporation and trust company organized and existing under the laws of the State of New York, as trustee under the Indenture referred to in the first recital hereof (hereinafter called the Trustee), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association (hereinafter called the Successor Trustee).

                                    RECITALS

      WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture dated as of November 28, 1995 and seven Supplemental Indentures thereto, each dated as of November 28, 1995 (said Indenture being hereinafter called the Original Indenture, and the Original Indenture together with all indentures stated to be supplemental thereto, being hereinafter called the Indenture); and

      WHEREAS, the Company has issued, and there are outstanding under the Indenture,
$310,876,000 in aggregate principal amount of 6.39% Debentures Due
November 2000,
$281,530,000 in aggregate principal amount of 6.61% Debentures Due
November 2002,
$281,530,000 in aggregate principal amount of 6.80% Debentures Due
November 2005,
$281,530,000 in aggregate principal amount of 7.05% Debentures Due
November 2007,
$281,530,000 in aggregate principal amount of 7.32% Debentures Due
November 2010,
$281,530,000 in aggregate principal amount of 7.42% Debentures Due
November 2015,
$281,530,000 in aggregate principal amount of 7.62% Debentures Due November 2025; and

      WHEREAS, the Trustee wishes to resign and the Company wishes to appoint the Successor Trustee as the Trustee's replacement; and

      WHEREAS, pursuant to Section 6.08 of the Indenture, the Successor Trustee must deliver a written acceptance of its appointment to the Trustee and to the Company; and

      WHEREAS, upon the terms of this Agreement, the Company is willing to take action to permit the succession of the Successor Trustee to the trusteeship under the Indenture; and

      WHEREAS, each of the parties hereto confirms to the others that its execution and delivery of this Agreement and other necessary actions have been duly authorized by, or pursuant to authority granted by, its Board of Directors and have been duly approved to the extent required by law by the appropriate governmental authorities; and

      WHEREAS, all acts and things necessary to make this Agreement, when executed and delivered by each of the parties, a valid, binding and legal agreement of such party have been done and performed.

      NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereby agree as follows:
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                                   ARTICLE I.

                               TRUSTEE SUCCESSION

      Section 1.01 Resignation of Trustee. Pursuant to Section 6.08 of the Indenture, the Trustee hereby resigns as trustee under the Indenture, effective at the opening of business on March 1, 1999. The Company acknowledges receipt of the notice of resignation from the Trustee required under said Section 6.08. The Trustee covenants to and with the Company that all actions which have been and will be taken by the Trustee in connection with the succession of the trusteeship under the Indenture (including, without limitation, transfers of any funds or other property held in trust under the Indenture) have been and will be proper under the Indenture and fully protective of the respective interests of the Company and the holders of Securities issued and to be issued under the Indenture.

      Section 1.02 Appointment of Successor Trustee. Pursuant to Section 6.08 of the Indenture, and in reliance upon the agreements and assurances of the Trustee and Successor Trustee contained in this Agreement, the Company hereby appoints the Successor Trustee as the new trustee under the Indenture. This appointment shall be effective upon the effectiveness of the resignation of the Trustee under the Indenture at the opening of business on March 1, 1999, and fully vests the Successor Trustee with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in trust under the Indenture, with like effect as if originally named as trustee thereunder. The Successor Trustee shall mail to Securityholders notice (in the form of Exhibit A attached hereto) of such appointment in the manner provided in Section 6.08 of the Indenture.

      Section 1.03 Acceptance and Assurances by Successor Trustee. The Successor Trustee hereby accepts appointment as Successor Trustee under the Indenture, and assumes all rights, powers, duties and obligations of the trustee under the Indenture. In connection therewith, the Successor Trustee confirms its eligibility and qualification under Section 6.10 of the Indenture. All funds or other property received by the Successor Trustee from the Trustee or the Company, either in the Successor Trustee's capacity as agent of the Trustee or by virtue of the Successor Trustee's acceptance of appointment hereunder and the conveyance made to it under Section 6.08 hereof, have been received and are held by the Successor Trustee in trust under the Indenture in full protection of the respective interests of the Company and the holders of Securities issued and to be issued under the Indenture.

      Section 1.04 Confirmatory Assignment. In order more certainly to vest and confirm the same in the Successor Trustee, the Trustee by these presents does give, grant, bargain, sell, transfer, assign, convey and confirm unto the Successor Trustee all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee as trustee under the Indenture, effective at the opening of business on March 1, 1999.

      Section 1.05 Costs and Expenses. As between the Trustee and the Company, the Company hereby agrees to pay or reimburse the Trustee for payment of all reasonable termination costs and expenses relating to or arising out of the succession of the trusteeship under the Indenture, including, without limitation, reasonable legal fees and expenses, and expenses of giving required notice of, and documenting of, the succession, and any expenses incurred in the event of Securityholder action to appoint a trustee to replace the Successor
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Trustee under Section 6.08 of the Indenture. Notwithstanding the foregoing, with respect to fees not related to and not arising out of the succession of the trusteeship under the Indenture, the Trustee's 1999 annual fee shall be pro rated up to and including the date of succession. The Successor Trustee's annual fee for 1999 will likewise be pro rated, commencing with the day after the succession.

      Section 1.06 Y2K. Consistent with the recommendations of the Comptroller of the Currency, all financial institutions were required to have their year 2000 conversions and unit testing associated with such conversions completed by December 31, 1998, thereby allowing internal and external interface testing, including testing with customers, during 1999 to ensure that all systems are working properly and reliably. The Successor Trustee represents that it has completed unit testing for major systems which support the services being contemplated in this Agreement related to the year 2000 century date change. This effort is part of a vigorous and comprehensive project to inventory, assess, renovate or replace and test affected systems. The system(s) which support the service being offered in this Agreement are part of that effort.


                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

      Section 2.01 Definitions; Use of Terms in this Agreement. The use of terms and expressions herein is in accordance with the definitions and constructions contained in the Indenture.

      Section 2.02 Effect of Table of Contents and Headings. The Table of Contents and headings of the different Articles and Sections of this Agreement are inserted for convenience of reference, and are not to be taken to be any part of those provisions, or to control or affect the meaning, construction or effect of the same.

      Section 2.03 Trust Indenture Act to Control. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

      Section 2.04 Counterparts. This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

      Section 2.05 Company Warranties and Representations. The Company hereby represents and warrants to the Successor Trustee that:

      (a) This Agreement has been duly and validly authorized, executed, and delivered by the Company; and

      (b) The Company is unaware of any "Event of Default" (as defined in
      Section 5.01 of the Indenture).
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                                   TESTIMONIUM

      IN WITNESS WHEREOF, Columbia Energy Group has caused this Agreement to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and Marine Midland Bank has caused this Agreement to be executed in its corporate name and its corporate seal to be hereunto affixed by one of its Vice Presidents and to be attested by one of its Assistant Vice Presidents, and The First National Bank of Chicago has caused this Agreement to be executed in its corporate name and its corporate seal to be hereunto affixed by one of its Vice Presidents and to be attested by one of its Assistant Vice Presidents, all as of March 1, 1999.


                                   SIGNATURES


                                        COLUMBIA ENERGY GROUP



Attest:_____________________________    By:____________________________
       Secretary



[CORPORATE SEAL]





                                        MARINE MIDLAND BANK, as Trustee



Attest:_____________________________    By:____________________________



[CORPORATE SEAL]
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                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, as Successor Trustee



Attest:_____________________________    By:____________________________



[CORPORATE SEAL]
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                                ACKNOWLEDGEMENTS


COMMONWEALTH OF VIRGINIA            )
                                    )     ss:
CITY/COUNTY OF _____________        )

      On this _____ day of ___________________, ______, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________________________________; that he is _______________ of Columbia Energy Group, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        ___________________________________
                                        Notary Public


                                        ___________________________________
                                        My commission expires


STATE OF NEW YORK                   )
                                    )     ss:
COUNTY OF NEW YORK                  )

      On the _____ day of ___________________, ______, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________________________________; that he is
_______________ of Marine Midland Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ___________________________________
                                        Notary Public


                                        ___________________________________
                                        My commission expires
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STATE OF _____________________      )
                                    )     ss:
CITY/COUNTY OF ______________       )

      On the _____ day of ___________________, ______, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________________________________; that he is
_______________ of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        ___________________________________
                                        Notary Public


                                        ___________________________________
                                        My commission expires
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                                    EXHIBIT A

                               (Notice to Holders)

                            NOTICE TO THE HOLDERS OF

                              COLUMBIA ENERGY GROUP
                 (FORMERLY NAMED THE COLUMBIA GAS SYSTEM, INC.)
                        DEBENTURES DUE _________________
                                  CUSIP #______
                               (THE "DEBENTURES")

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT DEBENTURES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

      The First National Bank of Chicago ("First Chicago"), on behalf of Columbia Energy Group (formerly named The Columbia Gas System, Inc.) (the "Company"), hereby notifies holders of the Debentures of the resignation of Marine Midland Bank, as trustee (the "Resigning Trustee") under the Indenture dated as of November 28, 1995, as supplemented by seven Supplemental Indentures thereto dated as November 28, 1995 (collectively, the "Indenture") between the Company and the Resigning Trustee, under which Indenture the Debentures were issued.

      The Company has appointed The First National Bank of Chicago as successor trustee (the "Successor Trustee") under the Indenture, whose corporate trust office is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, which appointment has been accepted and became effective at the opening of business on March 1, 1999.

      The Successor Trustee, on behalf of the Company, also hereby notifies holders of the Debentures of the resignation of the Resigning Trustee as Registrar and Paying Agent effective at the opening of business on March 1, 1999, and the simultaneous appointment of the Successor Trustee as Registrar and Paying Agent. Effective March 1, 1999, the address for the Registrar and Paying Agent will be:

            The First National Bank of Chicago
            One First National Plaza
            Suite 0126
            Chicago, Illinois  60670-0126
            Attn:  Corporate Trust Services Division

      The above-referenced CUSIP number is for convenience only and neither the Resigning Trustee, the Successor Trustee nor the Company shall be responsible for any error of any nature relating to the CUSIP number.

            By: The First National Bank of Chicago,
                as Successor Trustee


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